UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2021
CAVCO INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 North Central Avenue, Suite 1200
Phoenix	Arizona	85012
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CVCO	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 5, 2021, the Board of Directors of Cavco Industries, Inc. (the "Company") appointed Allison K. Aden, 60, as Executive Vice President and Chief Financial Officer of the Company, effective August 30, 2021.

From July 2018 to August 2021, Ms. Aden served as Executive Vice President, Chief Financial Officer of Diversified Technologies, an industry-leading technology solutions provider delivering innovative digital media, collaborative, broadcasting, electronic security and integrated IT solutions. Prior to joining Diversified Technologies, from 2015 to 2018, Ms. Aden served as Executive Vice President, Chief Financial Officer of Schweitzer-Mauduit International, a leading global provider of highly engineered solutions and advanced materials for a variety of industries. Ms. Aden earned her bachelor's degree in Finance from the University of Missouri – Columbia and obtained a Master of Business Administration degree from the University of Missouri – St. Louis. She is a Certified Public Accountant and a Chartered Global Management Accountant.

In connection with Ms. Aden's appointment with the Company, the Board approved: (a) an annual base salary of $450,000, subject to periodic review and adjustment by the Compensation Committee; (b) an annual award of performance-based restricted shares with a target value of $400,000, with each award providing for: (i) a three-year performance period with targets set by the Compensation Committee of the Board; and (ii) vesting at a level of 50% for "threshold" performance, 100% for "target" performance, and 150% for "stretch" performance; (c) an annual award of restricted stock units with a target value of $400,000 with a three-year, 1/3rd each year, vesting period; and (d) participation in the Company’s established short-term incentive plan ("STIP") with an opportunity for annual cash payments with a target value of $450,000 for achieving goals of "threshold," "target," or "stretch", which will result in a cash bonus equal to 50%, 100%, or 150% of the target amount, respectively.

There are no family relationships between Ms. Aden and any other director or executive officer of the Company. Furthermore, there are no related party transactions between the Company and Ms. Aden that require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

A press release announcing Ms. Aden's appointment is attached hereto as Exhibit 99.1.

Item 5.07.    Submission of Matters to a Vote of Security Holders

On August 5, 2021, the Company held its 2021 Annual Meeting of Shareholders (the "Annual Meeting"). At the Annual Meeting there were 8,139,424 shares of the Company's stock represented to vote either in person or by proxy, or approximately 89% of the outstanding shares of the Company as of the Record Date for the Annual Meeting. The final voting results for each of the proposals are as follows:

Proposal Number 1:   Vote to elect the nominees listed below as directors:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steven G. Bunger	7,755,377	171,944	1,484	210,619
Steven W. Moster	7,485,885	441,442	1,478	210,619
Proposal Number 2:  Advisory vote on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,757,376	141,275	30,154	210,619
Proposal Number 3: Vote to ratify the appointment of RSM US LLP as independent registered public accounting firm for fiscal year 2022:

Votes For	Votes Against	Abstentions
8,102,753	6,669	30,002

Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release, dated August 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Mickey R. Dragash
Mickey R. Dragash Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer

Date: August 9, 2021